Exhibit 13.1

Certification by the Principal Executive Officer pursuant to
18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of Motif Bio plc (the “Company”) on Form 20-F for the fiscal year ended December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof, I, Dr. Graham Lumsden, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)         The annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)         The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 10, 2018

/s/ Dr. Graham Lumsden
Name:	Graham Lumsden
Title:	Chief Executive Officer
(Principal Executive Officer)